Exhibit 99

Chemed Corporation's Board of Directors Authorizes $100 Million Stock Repurchase Program

CINCINNATI--(BUSINESS WIRE)--Chemed Corporation (NYSE:CHE) today announced that the Board of Directors has increased the authoritization of Chemed’s share repurchase program to provide for up to $100 million of future share repurchases. This will be funded through a combination of cash on hand, cash generated from operations as well as utilization of its revolving credit facility. The timing and the amount of any repurchase of shares will be determined by Company management based on its evaluation of market conditions and other factors.

Listed on the New York Stock Exchange and headquartered in Cincinnati, Ohio, Chemed Corporation (www.chemed.com) operates two wholly owned subsidiaries: VITAS Healthcare and Roto-Rooter. VITAS is the nation's largest provider of end-of-life hospice care and Roto-Rooter is the nation’s leading provider of plumbing and drain cleaning services.

Statements in this press release or in other Chemed communications may relate to future events or Chemed's future performance. Such statements are forward-looking statements and are based on present information Chemed has related to its existing business circumstances. Investors are cautioned that such forward-looking statements are subject to inherent risk and that actual results may differ materially from such forward-looking statements. Further, investors are cautioned that Chemed does not assume any obligation to update forward-looking statements based on unanticipated events or changed expectations.

CONTACT:
Chemed Corporation
David P. Williams, 513-762-6901